Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
investor@huronconsultinggroup.com
Huron Announces Second Quarter 2020 Financial Results and Provides 2020 Guidance
SECOND QUARTER 2020 HIGHLIGHTS

•	Revenues were $217.9 million in Q2 2020 compared to $220.8 million in Q2 2019.

•	Net income from continuing operations increased $3.0 million, or 28.4%, to $13.6 million in Q2 2020 from $10.6 million in Q2 2019.

•	Adjusted EBITDA(7), a non-GAAP measure, was $27.5 million in Q2 2020 compared to $29.2 million in Q2 2019.

•	Diluted earnings per share from continuing operations increased $0.14, or 29.8%, to $0.61 in Q2 2020 from $0.47 in Q2 2019.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.68 in Q2 2020 compared to $0.76 in Q2 2019.

•	Huron repaid $120.0 million of outstanding borrowings on the company's revolving credit facility during Q2 2020, reflecting strong cash flows during the quarter.
YEAR-TO-DATE 2020 HIGHLIGHTS AND 2020 GUIDANCE

•	Revenues increased $15.3 million, or 3.6%, to $440.5 million for the first six months of 2020 from $425.2 million for the same prior year period.

•
Net loss from continuing operations, which includes non-cash pretax goodwill impairment charges of $59.8 million related to the company's Business Advisory segment incurred in Q1 2020, was $28.7 million for the first six months of 2020 compared to net income from continuing operations of $13.9 million for the same prior year period.

•	Adjusted EBITDA(7), a non-GAAP measure, was $46.5 million for the the first six months of 2020 compared to $47.2 million for the same prior year period.

•
Diluted loss per share from continuing operations was $1.31 for the first six months of 2020 compared to diluted earnings per share from continuing operations of $0.62 for the first six months of 2019.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $1.11 for the first six months of 2020 compared to $1.16 for the first six months of 2019.

•	Huron provides full year 2020 guidance, including revenue expectations in a range of $820 million to $860 million.
CHICAGO - Jul 30, 2020 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the second quarter ended June 30, 2020.

“Second quarter revenues declined 1% over the prior year period, driven by weakness in the Healthcare business that was partially offset by solid growth in the Business Advisory and Education segments,” said James H. Roth, chief executive officer of Huron. “Our second quarter results were better than we had anticipated as our teams rose to the challenge of remote delivery and developed innovative solutions to support our clients in this period of heightened disruption. We remain cautious about the second half of the year given the significant impact of the ongoing pandemic on our clients, particularly those in the healthcare and education industries.”
“Health systems and universities are faced with the need to evolve their business models to respond to the significant uncertainty stemming from this new environment. This change is dramatic, and while it causes less visibility for our business in the short term, we believe these issues will drive increased demand for our services in the long term,” added Roth.
COVID-19 IMPACT
The worldwide spread of coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company is closely monitoring the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In the first six months of 2020, as a result of the pandemic, some clients have reprioritized and delayed some projects which negatively impacted demand for certain services, primarily in the company's Healthcare and Education segments. Conversely, the COVID-19 pandemic strengthened demand for cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
In the second quarter of 2020, the COVID-19 pandemic negatively impacted sales and increased uncertainty in the backlog for certain services, particularly within the company's Healthcare and Education segments. Therefore, the company expects the COVID-19 pandemic to continue to have an unfavorable impact on its financial results in the second half of 2020, which is contemplated in the full year 2020 guidance provided.
SECOND QUARTER 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues were $217.9 million for the second quarter of 2020, compared to $220.8 million for the second quarter of 2019.
Net income from continuing operations increased $3.0 million, or 28.4%, to $13.6 million for the second quarter of 2020 from $10.6 million for the same quarter last year. Diluted earnings per share from continuing operations increased $0.14, or 29.8%, to $0.61 for the second quarter of 2020 from $0.47 for the second quarter of 2019.
Second quarter 2020 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased $0.5 million, or 2.0%, to $27.4 million from $26.9 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2020	2019
Amortization of intangible assets	$3,194	$4,314
Restructuring and other charges	$109	$754
Litigation and other gains	$—	$(485)
Non-cash interest on convertible notes	$—	$2,145
Transaction-related expenses	$—	$2,050
Tax effect of adjustments	$(1,940)	$(2,282)
Foreign currency transaction losses (gains), net	$(81)	$4
Adjusted EBITDA(7) was $27.5 million, or 12.6% of revenues, in the second quarter of 2020, compared to $29.2 million, or 13.2% of revenues, in the same prior year period. Adjusted net income from continuing operations(7) was$14.9 million, or $0.68 per diluted share, for the second quarter of 2020, compared to $17.1 million, or $0.76 per diluted share, for the same prior year period.

The average number of full-time billable consultants(1) increased 9.6% to 2,588 in the second quarter of 2020 from 2,362 in the same quarter last year, primarily reflecting hiring that occurred in the second half of 2019 prior to the COVID-19 pandemic. Full-time billable consultant utilization rate(2) was 72.4% during the second quarter of 2020, compared to 77.2% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $203 for the second quarter of 2020, compared to $206 for the second quarter of 2019. The average number of full-time equivalent professionals(5) was 365 in the second quarter of 2020, compared to 327 for the same period in 2019.
YEAR-TO-DATE 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $15.3 million, or 3.6%, to $440.5 million for the first six months of 2020, compared to $425.2 million for the same prior year period.
Net loss from continuing operations was $28.7 million for the first six months of 2020, compared to net income from continuing operations of $13.9 million for the same prior year period. Diluted loss per share from continuing operations was $1.31 for the first six months of 2020, compared to diluted earnings per share from continuing operations of $0.62 for the first six months of 2019. Results for the first six months of 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment. The impairment charges are non-cash in nature and do not affect the company's liquidity or debt covenants.
Loss before interest, taxes, depreciation and amortization(7) was $16.3 million for the first six months of 2020, compared to EBITDA of $44.2 million for the first six months of 2019.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2020	2019
Amortization of intangible assets	$6,403	$8,831
Restructuring and other charges	$2,567	$2,029
Litigation and other gains	$(150)	$(941)
Goodwill impairment charges	$59,816	$—
Non-cash interest on convertible notes	$—	$4,265
Loss on sale of business	$102	$—
Transaction-related expenses	$—	$2,050
Tax effect of adjustments	$(15,349)	$(4,235)
Foreign currency transaction losses, net	$439	$(78)
Adjusted EBITDA(7) was $46.5 million, or 10.6% of revenues, for the first six months of 2020, compared to $47.2 million, or 11.1% of revenues, for the first six months of 2019. Adjusted net income from continuing operations(7) was $24.7 million, or $1.11 per diluted share, for the first six months of 2020, compared to $25.9 million, or $1.16 per diluted share, for the same prior year period.
The average number of full-time billable consultants(1) increased 11.4% to 2,591 in the first six months of 2020 from 2,326 in the first six months of 2019, primarily reflecting hiring that occurred in the second half of 2019 prior to the COVID-19 pandemic. Full-time billable consultant utilization rate(2) was 72.7% during the first six months of 2020, compared to 76.6% during the same prior year period. Average billing rate per hour for full-time billable consultants(3) was $204 for the first six months of 2020, compared to $208 for the first six months of 2019. The average number of full-time equivalent professionals(5) was 361 in the first six months of 2020, compared to 297 in the same prior year period.

OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2020 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (41%); Business Advisory (31%); and Education (28%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2020.
OUTLOOK FOR 2020
Based on currently available information, the company provided guidance for full year 2020 revenues before reimbursable expenses in a range of $820 million to $860 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 9% to 10% and non-GAAP adjusted diluted earnings per share in a range of $1.50 to $1.80.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
SECOND QUARTER 2020 WEBCAST
The company will host a webcast to discuss its financial results today, July 30, 2020, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2019, and under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues and reimbursable expenses:
Revenues	$217,857	$220,754	$440,476	$425,199
Reimbursable expenses	2,970	23,534	22,273	42,151
Total revenues and reimbursable expenses	220,827	244,288	462,749	467,350
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	149,514	141,628	305,762	279,408
Amortization of intangible assets and software development costs	1,334	1,171	2,635	2,288
Reimbursable expenses	2,866	23,657	22,255	42,326
Total direct costs and reimbursable expenses	153,714	166,456	330,652	324,022
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	44,857	52,537	88,303	103,286
Restructuring charges	109	754	1,718	2,029
Litigation and other gains	—	(485)	(150)	(941)
Depreciation and amortization	6,193	7,151	12,307	14,323
Goodwill impairment charges	—	—	59,816	—
Total operating expenses and other losses (gains), net	51,159	59,957	161,994	118,697
Operating income (loss)	15,954	17,875	(29,897)	24,631
Other income (expense), net:
Interest expense, net of interest income	(2,916)	(4,524)	(5,257)	(8,782)
Other income (expense), net	3,948	695	(1,348)	2,912
Total other income (expense), net	1,032	(3,829)	(6,605)	(5,870)
Income (loss) from continuing operations before taxes	16,986	14,046	(36,502)	18,761
Income tax expense (benefit)	3,414	3,477	(7,801)	4,842
Net income (loss) from continuing operations	13,572	10,569	(28,701)	13,919
Loss from discontinued operations, net of tax	(25)	(97)	(60)	(143)
Net income (loss)	$13,547	$10,472	$(28,761)	$13,776
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.62	$0.48	$(1.31)	$0.63
Loss from discontinued operations, net of tax	—	—	(0.01)	—
Net income (loss)	$0.62	$0.48	$(1.32)	$0.63
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.61	$0.47	$(1.31)	$0.62
Loss from discontinued operations, net of tax	—	—	(0.01)	—
Net income (loss)	$0.61	$0.47	$(1.32)	$0.62
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,869	21,997	21,848	21,933
Diluted	22,116	22,400	21,848	22,356
Comprehensive income:
Net income (loss)	$13,547	$10,472	$(28,761)	$13,776
Foreign currency translation adjustments, net of tax	104	(359)	(675)	(43)
Unrealized gain (loss) on investment, net of tax	(5,678)	3,915	(5,936)	6,572
Unrealized loss on cash flow hedging instruments, net of tax	(1,705)	(612)	(3,390)	(849)
Other comprehensive income (loss)	(7,279)	2,944	(10,001)	5,680
Comprehensive income (loss)	$6,268	$13,416	$(38,762)	$19,456

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$83,212	$11,604
Receivables from clients, net	117,632	116,571
Unbilled services, net	82,932	79,937
Income tax receivable	323	2,376
Prepaid expenses and other current assets	13,863	14,248
Total current assets	297,962	224,736
Property and equipment, net	37,082	38,413
Deferred income taxes, net	12,426	1,145
Long-term investments	59,524	54,541
Operating lease right-of-use assets	52,298	54,954
Other non-current assets	55,083	52,177
Intangible assets, net	24,916	31,625
Goodwill	586,235	646,680
Total assets	$1,125,526	$1,104,271
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,046	$7,944
Accrued expenses and other current liabilities	23,532	18,554
Accrued payroll and related benefits	80,066	141,605
Current maturities of long-term debt	536	529
Current maturities of operating lease liabilities	8,559	7,469
Deferred revenues	35,044	28,443
Total current liabilities	152,783	204,544
Non-current liabilities:
Deferred compensation and other liabilities	38,557	28,635
Long-term debt, net of current portion	331,054	208,324
Operating lease liabilities, net of current portion	66,547	69,233
Deferred income taxes, net	571	8,070
Total non-current liabilities	436,729	314,262
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,421,974 and 25,144,764 shares issued at June 30, 2020 and December 31, 2019, respectively	246	247
Treasury stock, at cost, 2,556,012 and 2,425,430 shares at June 30, 2020 and December 31, 2019, respectively	(128,646)	(128,348)
Additional paid-in capital	450,391	460,781
Retained earnings	209,088	237,849
Accumulated other comprehensive income	4,935	14,936
Total stockholders’ equity	536,014	585,465
Total liabilities and stockholders’ equity	$1,125,526	$1,104,271

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(28,761)	$13,776
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	14,942	17,285
Non-cash lease expense	3,880	4,397
Lease impairment charge	—	805
Share-based compensation	14,527	11,483
Amortization of debt discount and issuance costs	397	5,264
Goodwill impairment charges	59,816	—
Allowances for doubtful accounts	512	170
Deferred income taxes	(15,515)	—
Loss on sale of business	102	—
Change in fair value of contingent consideration liabilities	—	(876)
Changes in operating assets and liabilities, net of divestiture:
(Increase) decrease in receivables from clients, net	(339)	(6,984)
(Increase) decrease in unbilled services, net	(3,059)	(22,105)
(Increase) decrease in current income tax receivable / payable, net	6,546	6,486
(Increase) decrease in other assets	(1,674)	(4,743)
Increase (decrease) in accounts payable and other liabilities	(2,787)	(133)
Increase (decrease) in accrued payroll and related benefits	(53,420)	(30,462)
Increase (decrease) in deferred revenues	6,638	(570)
Net cash provided by (used in) operating activities	1,805	(6,207)
Cash flows from investing activities:
Purchases of property and equipment, net	(4,417)	(6,384)
Purchases of investment securities	(13,000)	—
Investment in life insurance policies	(1,540)	(4,087)
Capitalization of internally developed software costs	(5,184)	(4,409)
Net cash used in investing activities	(24,141)	(14,880)
Cash flows from financing activities:
Proceeds from exercise of stock options	646	469
Shares redeemed for employee tax withholdings	(7,217)	(4,460)
Share repurchases	(22,115)	—
Proceeds from bank borrowings	283,000	87,500
Repayments of bank borrowings	(160,263)	(81,756)
Payments for contingent consideration liabilities	—	(4,674)
Net cash provided by (used in) financing activities	94,051	(2,921)
Effect of exchange rate changes on cash	(107)	78
Net increase (decrease) in cash and cash equivalents	71,608	(23,930)
Cash and cash equivalents at beginning of the period	11,604	33,107
Cash and cash equivalents at end of the period	$83,212	$9,177

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$85,356	$101,939	(16.3)%
Operating income	$21,171	$33,344	(36.5)%
Segment operating income as a percentage of segment revenues	24.8%	32.7%
Business Advisory:
Revenues	$70,470	$62,277	13.2%
Operating income	$16,684	$11,474	45.4%
Segment operating income as a percentage of segment revenues	23.7%	18.4%
Education:
Revenues	$62,031	$56,538	9.7%
Operating income	$16,128	$16,204	(0.5)%
Segment operating income as a percentage of segment revenues	26.0%	28.7%
Total Company:
Revenues	$217,857	$220,754	(1.3)%
Reimbursable expenses	2,970	23,534	(87.4)%
Total revenues and reimbursable expenses	$220,827	$244,288	(9.6)%
Statements of Operations reconciliation:
Segment operating income	$53,983	$61,022	(11.5)%
Items not allocated at the segment level:
Other operating expenses	31,638	36,481	(13.3)%
Litigation and other gains	—	(485)	N/M
Depreciation and amortization	6,391	7,151	(10.6)%
Total operating income (loss)	15,954	17,875	(10.7)%
Other income (expense), net	1,032	(3,829)	N/M
Income from continuing operations before taxes	$16,986	$14,046	20.9%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	855	833	2.6%
Business Advisory	943	883	6.8%
Education	780	673	15.9%
Total	2,578	2,389	7.9%
Average number of full-time billable consultants (for the period) (1):
Healthcare	876	828
Business Advisory	925	870
Education	787	664
Total	2,588	2,362

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	67.6%	80.8%
Business Advisory	75.8%	73.1%
Education	73.4%	78.3%
Total	72.4%	77.2%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$219	$224
Business Advisory (4)	$201	$193
Education	$191	$200
Total (4)	$203	$206
Revenue per full-time billable consultant (in thousands):
Healthcare	$66	$84
Business Advisory	$73	$69
Education	$68	$74
Total	$69	$76
Average number of full-time equivalents (for the period) (5):
Healthcare	280	271
Business Advisory	25	13
Education	60	43
Total	365	327
Revenue per full-time equivalent (in thousands):
Healthcare	$97	$120
Business Advisory	$128	$166
Education	$147	$167
Total	$107	$128

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$180,934	$195,621	(7.5)%
Operating income	$45,221	$61,195	(26.1)%
Segment operating income as a percentage of segment revenues	25.0%	31.3%
Business Advisory:
Revenues	$135,375	$121,083	11.8%
Operating income	$26,526	$21,055	26.0%
Segment operating income as a percentage of segment revenues	19.6%	17.4%
Education:
Revenues	$124,167	$108,495	14.4%
Operating income	$29,244	$28,822	1.5%
Segment operating income as a percentage of segment revenues	23.6%	26.6%
Total Company:
Revenues	$440,476	$425,199	3.6%
Reimbursable expenses	22,273	42,151	(47.2)%
Total revenues and reimbursable expenses	$462,749	$467,350	(1.0)%
Statements of Operations reconciliation:
Segment operating income	$100,991	$111,072	(9.1)%
Items not allocated at the segment level:
Other operating expenses	58,784	73,059	(19.5)%
Litigation and other gains, net	(150)	(941)	(84.1)%
Depreciation and amortization expense	12,438	14,323	(13.2)%
Goodwill impairment charges (6)	59,816	—	N/M
Total operating income (loss)	(29,897)	24,631	N/M
Other expense, net	(6,605)	(5,870)	12.5%
Income (loss) from continuing operations before taxes	$(36,502)	$18,761	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	855	833	2.6%
Business Advisory	943	883	6.8%
Education	780	673	15.9%
Total	2,578	2,389	7.9%
Average number of full-time billable consultants (for the period) (1):
Healthcare	887	824
Business Advisory	922	854
Education	782	648
Total	2,591	2,326

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	69.6%	79.7%
Business Advisory	73.7%	73.1%
Education	74.8%	77.4%
Total	72.7%	76.6%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$224	$224
Business Advisory (4)	$199	$196
Education	$189	$202
Total (4)	$204	$208
Revenue per full-time billable consultant (in thousands):
Healthcare	$139	$163
Business Advisory	$140	$137
Education	$136	$147
Total	$139	$149
Average number of full-time equivalents (for the period) (5):
Healthcare	279	247
Business Advisory	22	11
Education	60	39
Total	361	297
Revenue per full-time equivalent (in thousands):
Healthcare	$205	$248
Business Advisory	$275	$361
Education	$292	$332
Total	$224	$263

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $220 and $215 for the three months ended June 30, 2020 and 2019, respectively; and $222 and $219 for the six months ended June 30, 2020 and 2019, respectively.

Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $210 and $214 for the three months ended June 30, 2020 and 2019, respectively; and $212 and $216 for the six months ended June 30, 2020 and 2019, respectively.

(5)
Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.

(6)
The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$217,857	$220,754	$440,476	$425,199
Net income (loss) from continuing operations	$13,572	$10,569	$(28,701)	$13,919
Add back:
Income tax expense (benefit)	3,414	3,477	(7,801)	4,842
Interest expense, net of interest income	2,916	4,524	5,257	8,782
Depreciation and amortization	7,527	8,322	14,942	16,611
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	27,429	26,892	(16,303)	44,154
Add back:
Restructuring and other charges	109	754	2,567	2,029
Litigation and other gains	—	(485)	(150)	(941)
Goodwill impairment charges	—	—	59,816	—
Loss on sale of business	—	—	102	—
Transaction-related expenses	—	2,050	—	2,050
Foreign currency transaction losses (gains), net	(81)	4	439	(78)
Adjusted EBITDA (7)	$27,457	$29,215	$46,471	$47,214
Adjusted EBITDA as a percentage of revenues (7)	12.6%	13.2%	10.6%	11.1%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$13,572	$10,569	$(28,701)	$13,919
Weighted average shares - diluted	22,116	22,400	21,848	22,356
Diluted earnings (loss) per share from continuing operations	$0.61	$0.47	$(1.31)	$0.62
Add back:
Amortization of intangible assets	3,194	4,314	6,403	8,831
Restructuring and other charges	109	754	2,567	2,029
Litigation and other gains	—	(485)	(150)	(941)
Goodwill impairment charges	—	—	59,816	—
Non-cash interest on convertible notes	—	2,145	—	4,265
Loss on sale of business	—	—	102	—
Transaction-related expenses	—	2,050	—	2,050
Tax effect of adjustments	(1,940)	(2,282)	(15,349)	(4,235)
Total adjustments, net of tax	1,363	6,496	53,389	11,999
Adjusted net income from continuing operations (7)	$14,935	$17,065	$24,688	$25,918
Adjusted weighted average shares - diluted (8)	22,116	22,400	22,223	22,356
Adjusted diluted earnings per share from continuing operations (7)	$0.68	$0.76	$1.11	$1.16

(7)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(8)
As the company reported a net loss for the six months ended June 30, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for the first six months of 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.